EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement on Form S-8 relating to the F.N.B. Corporation 1998 Directors Stock Option Plan (File #333-38376).

2.	Registration Statement on Form S-8 relating to the F.N.B. Corporation 2001 Incentive Plan (File #333-63042).

3.	Registration Statement on Form S-3 relating to the registration of F.N.B. Corporation and F.N.B. Capital Trust I common stock, preferred stock, debt securities, warrants, and trust preferred securities (File #333-74866).

4.	Registration Statement on Form S-8 relating to stock option agreements granted under the Slippery Rock Financial Corporation 1997 Directors Stock Option Plan and the Slippery Rock Financial Corporation 1997 Incentive Stock Option Plan, both assumed by F.N.B. Corporation (File #333-119649).

5.	Registration Statement on Form S-8 relating to stock option agreements granted under the NSD Bancorp, Inc. 1994 Stock Option Plan, the NSD Bancorp, Inc., 1994 Non-Employee Director Stock Option Plan and the NSD Bancorp, Inc. 2004 Omnibus Stock Incentive Plan, all assumed by F.N.B. Corporation (File #333-123068).

6.	Registration Statement on Form S-8 relating to stock option agreements granted under the Northern State Bank 1999 Stock Incentive Plan, The Legacy Bank of Harrisburg 1999 Directors’ Compensation Plan and The Legacy Bank of Harrisburg 1999 Incentive Stock Option Plan, all assumed by F.N.B. Corporation (File #333-135332).

7.	Registration Statement on Form S-3 relating to warrants and convertible debentures originally issued by The Legacy Bank and assumed by F.N.B. Corporation (File #333-135333).

8.	Registration Statement on Form S-3 relating to the registration of FNB Financial Services, LP Subordinated Term Notes and Daily Notes (File #333-135339-01).

9.	Registration Statement on Form S-8 relating to the following F.N.B. Corporation/Omega Financial Corporation Plans: 2004 Stock Option Plan for Non-Employee Directors; 1994 Stock Option Plan for Non-Employee Directors; Employee Stock Purchase Plan; 1996 Employee Stock Option Plan; Sun Bancorp 1998 Employee Stock Purchase Plan; and Sun Bancorp 1998 Stock Incentive Plan, all assumed by F.N.B. Corporation (File #333-150321).

10.	Registration Statement on Form S-3 relating to the registration of FNB Financial Services, LP Subordinated Term Notes and Daily Notes (File #333-154802-01).

11.	Registration Statement on Form S-3ASR relating to the registration of F.N.B. Corporation Fixed Rate Cumulative Perpetual Preferred Stock, Series C, and Warrant to purchase F.N.B. Corporation common stock (File #333-157104).

12.	Registration Statement on Form S-3ASR relating to the shelf registration of F.N.B. Corporation common stock, preferred stock, debt securities, depository shares, warrants, stock purchase contracts, stock purchase units and units (File #333-159168).

13.	Registration Statement on Form S-8 relating to the F.N.B. Corporation 401(k) Plan (File #333-162323).

14.	Registration Statement on Form S-3ASR relating to the registration of FNB Financial Services, LP Subordinated Term Notes and Daily Notes (File #333-170070-01).

15.	Registration Statement on Form S-8 relating to the 2007 Incentive Compensation Plan (File #333-176202).

16.	Registration Statement on Form S-8 relating to the following F.N.B. Corporation/Parkvale Financial Corporation Plans: 1993 Key Employee Stock Compensation Program; 1993 Directors’ Stock Option Plan; Amended and Restated 2004 Stock Incentive Plan, all assumed by F.N.B. Corporation (File #333-177050).

17.	Registration Statement on Form S-3 relating to the Dividend Reinvestment and Stock Purchase Plan (File #333-179791).

18.	Registration Statement on Form S-3ASR relating to the shelf registration of F.N.B. Corporation common stock, preferred stock, debt securities, depository shares, warrants, stock purchase contracts, stock purchase units and units (File #333-181418).

19.	Registration Statement on Form S-3ASR relating to the registration of FNB Financial Services, LP Subordinated Term Notes and Daily Notes (File #333-184509-01).

20.	Registration Statement on Form S-8 relating to the F.N.B. Corporation 401(k) Plan (File #333-185929).

of our reports dated February 28, 2013, with respect to the consolidated financial statements of F.N.B. Corporation and subsidiaries and the effectiveness of internal control over financial reporting of F.N.B. Corporation and subsidiaries included in this Annual Report (Form 10-K) of F.N.B. Corporation for the year ended December 31, 2012.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania

February 28, 2013